Exhibit 10.1

AGREEMENT FOR THE PROVISION OF GOODS

The present agreement is a private act valid for all legal purposes and effects between:

-         CVS FERRARI srl, (hereinafter the Customer) with a registered office address at Via Emilia, Roveleto di Cadeo (PC) Tax ID XXXXXXXXXXX, represented for the present purposes by the Chairman of the Board of Directors and legal representative Andrew Rooke

AND

-         CABLETRONIC srl, (hereinafter the Supplier) with a registered office address at Via Emilia 13, Cadeo, VAT No XXXXXXXXXXX represented for the present purposes by the sole Director Ing Ferrari Massimo

Whereas

1.     CVS FERRARI SRL made a purchase offer for the company CVS SpA in liquidation and subject to composition with creditors (hereinafter CVS S.p.A); CABLETRONIC is aware of this offer, which included purchase of, inter alia, all designs, plans, calculations, models, patents and technical, technological and electronic programming know-how (hereinafter Electronic Know-How) useful for and necessary to the manufacture and proper operation of the machinery produced and placed on the market in the past and prior to the stipulation of the Leasing Agreement for a branch of the CVS SpA company and placed on the market by

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CVS Ferrari srl, even where such Electronic Know-How is deposited with Third Parties, on whatever basis.

2.     To date CABLETRONIC SRL has made every effort to:

2. a. deliver to CVS Ferrari srl all designs, technical specifications, and technical, technological and electronic programming know-how, in its possession, and undertaking also to obtain such material from third parties, relating to its provision of goods for the machinery of CVS SpA, as described in annexes A) and C) of the present agreement, “Electronic Know-How”;

2. b. continue to provide goods under existing agreements with CVS Ferrari srl;

it is now hereby agreed that

General provisions:

The present document shall establish the terms and conditions governing all technical, quality-related and business aspects of the relationship between CVS FERRARI srl (Customer) and CABLETRONIC srl (Supplier) in regard to the family of products purchased by the Customer, relating to provision of goods as specified in the recitals and of Electronic Know-How.

Product quality is of the utmost importance to the Customer for the purpose of maintaining its current market position, which in turn depends to a great degree on the quality of purchased goods.

The Customer thus wishes to obtain from its Supplier products and Electronic Know-How free of defects, obtained through a process of continuous striving

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for improvement, with an evidently planned and clearly documented quality-control system.

Purpose of the agreement:

As stated in the recitals, prior to the commencement of the provision of goods, the Supplier undertakes to deliver:

1.     PROJECT TECHNICAL DOCUMENTATION AND KNOW-HOW:

 CABLETRONIC SRL undertakes to provide CVS FERRARI SRL with all Electronic Know-How as described in detail and listed in annexes SUB A) and C) to present agreement, which shall be regarded as an integral part of the contract.

CABLETRONIC SRL furthermore undertakes to deliver, in return for due consideration, updates, customisations and improvements relating to the software and components assigned under the present agreement as requested by CVS FERRARI SRL, providing all relevant documentation to CVS FERRARI SRL.

CABLETRONIC SRL undertakes to provide all Electronic Know-How in its final and updated version and in perfect working order.

The Parties agree that delivery should be in accordance with the following schedule:

All items specified in the Annexes, Page 1 to Page 37, shall be delivered on signature of the present agreement…

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The Parties agree that all items not delivered on today’s date shall be delivered by 31.10.2011 and by 31.01.2012, as described in detail in the said Annex C, Page 38 to Page 50.

2.      SUPPLY OF ELECTRONIC SYSTEMS:

Provision of goods under the present agreement shall include:

•     wired electrical boxes, electrical boxes with printed circuits, electronic boards, production boxes and CABLETRONIC software, and every other element useful for and necessary to the manufacture and proper operation of the following machines: 1) reach stackers (for full and empty containers); 2) fork lifts with forks and spreaders (for full and empty containers); 3) 4x4 and 4x2 port tractors; 4) straddle carriers; 5) runners; 6) dumpers; 7) other special machinery for which Cabletronic has supplied spare parts and software in the past.

All such products shall be referred to hereinafter for the sake of simplicity as ELECTRONIC SYSTEMS

Whenever CVS Ferrari srl should require customisation for given consignments, CABLETRONIC srl shall quote estimates for such customisation work, and should the estimate be approved, this work shall be included in a specific order.

All provision of goods for the term of the present agreement shall be based on written orders issued as required by CVS Ferrari srl.

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Consumption and purchase of ELECTRONIC SYSTEMS may vary on the basis of the real needs of the Customer, and such variation shall not entitle the Supplier to make claims of any nature. Notwithstanding this condition, the Customer undertakes to purchase from the Supplier all ELECTRONIC SYSTEMS to be installed in machinery sold, although without specifying guaranteed minimum amounts, the Supplier undertaking for the full term of this agreement not to provide the ELECTRONIC SYSTEMS to competitors of the Customer, remaining free however to do business with all other operators.

Technical and quality features:

The goods provided shall at all times meet quality standards and be free from defects, either caused during manufacture or due to unsuitable packing or insufficient protection from humidity or mechanical action. Consistent quality standards may be subject to verification including spot checks during the supply period.

Rules for modified deliveries:

The goods provided shall be assembled with components the brand and type of which must be declared in the relevant technical specifications and which may not be replaced, during the course of the supply period, with products by other manufacturers, except subject to specific written authorisation to be issued in each separate case by the technical managers of the Customer.

Term of the agreement:

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This agreement shall have a term of three years, to run from 01/07/2011 to 30/06/2014.

Prices

Sums in consideration of the performance of the present agreement shall be paid as follows, as agreed between the Parties:

a)     EUR 100,000 for delivery of Electronic Know-How payable as follows:
EUR 34,000 on today’s date; EUR 33,000 on 30 October 2011 and EUR 33,000 on 31 January 2012

b)     For the full term of the agreement the Parties agree that the prices for the consignments of production machinery shall be those contained in the price list attached as annex B) to the present agreement;

c)     For consignments of spare parts, the price list attached as annex B) shall be subject to a surcharge of 30%; for the term of the present agreement the Supplier undertakes not to sell either directly and/or indirectly spare parts for the items supplied under this agreement.

d)     The Parties hereby agree to meet each six months to verify and update as necessary the said price list attached as annex B).

CABLETRONIC SRL hereby expressly declares that on signature and execution of the present agreement, all know-how, software and technical designs as specified in annex A) shall become, immediately or as scheduled, the property of CVS FERRARI SRL, for all legal purposes and effects.

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Payment for provision of goods

CVS FERRARI srl undertakes to pay consideration within and not after 60 days as of the date of invoice, by bank transfer to the current account specified by CABLETRONIC SRL

In case of faults or defects in the goods delivered as part of orders or otherwise under this agreement, CVS FERRARI SRL’s appointees for the purposes shall make claims via letter or fax as prescribed by law.

Deliveries:

All agreed delivery terms shall be strictly complied with; any delays or early deliveries must be notified in advance to the production department of CVS FERRARI SRL for the purposes of verifying feasibility. Partial deliveries shall be made only on express prior agreement.

Any relevant indemnities or compensations shall be agreed at a later date.

Delivery of the goods shall be accompanied by a delivery note allowing identification of the product and the relevant order, therefore including:

-         Article description

-         Customer Code

-         Order date and number

Transport:

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Deliveries shall be made to the Customer’s premises at the risk and expense of the Supplier. The Supplier shall be free to chose the carrier/form of transport.

Packing:

The goods shall be protected from the elements, soiling, rusting and be packed in such a way as to avoid damage and denting during transport.

All prices shall be inclusive of the costs of such packing and protection from damage.

Product identification:

Each product shall be suitably marked or labelled for identification.

Furthermore, if a number of products are delivered as part of one and the same consignment, these shall be packed in such a way as to ensure they cannot be confused and each package shall bear the following information on a tag, label or other suitable form of marking:

-         Article description

-         Customer code

-         No. of items

-         Lot reference No., where relevant.

Support:

The Supplier shall provide all necessary technical support for the proper working of products for the 5 (five) years following their manufacturing date.

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Warranty

The Supplier warrants that goods supplied under the present agreement comply with all of the technical specifications contained in the annexes.

Products shall be regarded as defective where they do not conform to the designs and/or technical specification approved by the Parties, or where relevant with national and/or international standards applicable at the time of their delivery. In such cases of nonconformity the Customer shall be entitled to terminate the present agreement.

The Customer shall notify the Supplier of such nonconformity within 30 (thirty) days as of its discovery and may avail of the 12/18/24 (twelve/eighteen/twenty-four) month warranty as specified in each purchase order.

The date of manufacture shall however be clearly marked on each item supplied or on its delivery papers or certified by the Supplier.

Liability:

The Supplier warrants for the conformity of the goods supplied with safety standards applicable at the time of ordering, and with all applicable workplace health and safety regulations.

Termination and withdrawal:

In cases of repeated and demonstrable breach of the undertakings entered into under the present agreement, the Parties may at their own discretion

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withdraw from the present agreement at any time and the contract between them shall be regarded as terminated forthwith.

Disputes:

All disputes arising from the execution or interpretation of the present agreement shall be submitted to an arbitration board composed of three members, two of whom to be appointed by the Parties and the third – the chair – to be appointed by the arbiters so chosen.

Should the latter fail to agree as to the appointment of the chair, the third arbiter shall be appointed by the President of the Court of Piacenza on application by either Party or by both Parties jointly and severally.

Applicable regulations:

All matters not specifically governed by the provisions of the present agreement shall be subject to the relevant sections of the Italian Civil Code.

Exclusivity

Without prejudice to the provisions of point 2 of the Purpose of the Agreement clause, CVS FERRARI srl hereby appoints CABLETRONIC SRL as its exclusive supplier for the products defined as ELECTRONIC SYSTEMS under the present agreement, CABLETRONIC SRL also undertaking for the same period not to supply competitors of CVS FERRARI SRL.

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Express termination clause

The present agreement may be terminated by CVS FERRARI SRL should the composition with creditors arrangement involving CVS SpA, in liquidation, be terminated.

The present agreement is subject, on pain of termination, to exact performance of delivery of the documentation specified in annexes A) and C) within the established terms (see purpose of the agreement clause point 1 and delivery schedule provision)

The present agreement shall be considered fundamental in regulating the good business relationship which must exist at all times between Customer and Supplier, thus avoiding any possible errors or misunderstandings.

The present contract is issued in duplicate original form.

Read, agreed and signed

Cadeo 29.06.2011

CVS FERRARI srl                                                               CABLETRONIC srl

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In accordance with Articles. 1341 and 1342 of the Italian Civil Code the following clauses are hereby expressly approved: term, payment, exclusivity agreement, termination and withdrawal, arbitral clause.

Read, agreed and signed

Cadeo, 29.06.2011

CVS FERRARI srl                                                               CABLETRONIC srl

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